UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 23, 2021

(Date of Report - Date of earliest event reported on)

Community Bancorp/VT
(Exact name of Registrant as Specified in its Charter)

Vermont	000-16435	03-0284070
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4811 US Route 5, Derby, Vermont	05829
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number: (802) 334-7915

Not Applicable

(Former name, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17CFR 203.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On September 23, 2021, the Boards of Directors of Community Bancorp. (the Company) and its wholly-owned subsidiary, Community National Bank (the Bank) unanimously appointed Carol Martin, age 58, to the Boards of Directors of the Company and the Bank, effective January 1, 2022. Mrs. Martin was appointed to the class of directors whose term expires at the Company’s 2022 Annual Meeting of Shareholders, at which time she will stand for election to a three-year term. Mrs. Martin has been appointed to serve on the Company’s Audit Committee and Compensation Committee.

Since April, 2015, Mrs. Martin has served as the Vice President, Finance US and Head of Group Accounting & Reporting for Weidmann Electrical Technology Inc., located in St. Johnsbury, Vermont, responsible for the Group consolidation of the financial reports for Swiss parent company Weidmann Holding AG and worldwide affiliates. From January, 2004 to April 2015, she served in St. Johnsbury, Vermont as the Group Controller and Tax Manager for Wicor Americas Inc., a Weidmann Holding AG affiliate. Prior to this position Mrs. Martin was owner and CPA for Carol A. Millar, CPA from January 1993 to December 2003, and consulted for Wicor Americas Inc. as Controller and tax preparer. Carol resides in Barton, Vermont.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP.

DATED: September 28, 2021	/s/ Kathryn M. Austin
Kathryn M. Austin, President &
Chief Executive Officer

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